Exhibit 99.1

LIMITED BRANDS REPORTS FOURTH QUARTER AND EARNINGS

- UPDATES FEBRUARY COMP GUIDANCE AND PROVIDES FIRST QUARTER AND FULL-YEAR 2013 GUIDANCE -

Columbus, Ohio, Feb. 27, 2013 - Limited Brands, Inc. (NYSE: LTD) today reported 2012 fourth quarter and full-year results.

Fourth Quarter Results
Adjusted earnings per share for the 14-week fourth quarter ended Feb. 2, 2013, which exclude certain significant items as detailed below, were $1.76 compared to $1.50 for the 13-week fourth quarter ended Jan. 28, 2012. Fourth quarter adjusted operating income was $907.8 million compared to $786.5 million last year, and adjusted net income was $519.2 million compared to $459.2 million last year.

Including the significant items below, reported fourth quarter earnings per share were $1.39 compared to $1.17 last year; operating income was $787.8 million compared to $641.1 million last year; and net income was $411.4 million compared to $359.4 million last year.

Significant items are as follows:

In 2012 (totaling to a charge of $0.37 per share):

•	A pre-tax, non-cash charge of $93.2 million, or $0.31 per share, related to intangible asset impairment at La Senza; and

•	A pre-tax, non-cash charge of $26.9 million, or $0.06 per share, related to store fixed asset impairment at Henri Bendel.

In 2011 (totaling to a charge of $0.33 per share):

•	A pre-tax gain of $110.8 million, or $0.32 cents per share, related to the sale of our third party apparel sourcing business;

•	A pre-tax, principally non-cash charge of $256.1 million, or $0.74 per share, related to intangible asset impairment and restructuring charges, including store closures, at La Senza; and

•	A tax benefit of $28.4 million, or $0.09 cents per share, related to certain discrete tax matters.

Comparable store sales for the 14-week fourth quarter ended Feb. 2, 2013, increased 5% compared to the 14 weeks ended Feb. 4, 2012. Net sales were $3.856 billion for the 14-week fourth quarter ended Feb. 2, 2013, compared to $3.515 billion for the 13 weeks ended Jan. 28, 2012. The fifth week in January 2013 represented approximately $125 million in sales.

Full-Year Results
Adjusted earnings per share for the 53-week year ended Feb. 2, 2013, which exclude certain significant items, were $2.92 compared to $2.60 for the year ended Jan. 28, 2012. Adjusted operating income was $1.707 billion in 2012 compared to $1.546 billion in 2011, and adjusted net income was $866.7 million compared to $817.3 million in 2011.

Including significant items, reported 2012 53-week full-year earnings per share were $2.54 compared to $2.70 for the 52-week 2011; operating income was $1.573 billion compared to $1.238 billion in 2011; and net income was $753.0 million compared to $850.1 million in 2011.

At the conclusion of this press release is a reconciliation of reported to adjusted results, including a description of the significant items.

The company reported a comparable stores sales increase of 6% for the 53-week year ended Feb. 2, 2013, compared to the 53 weeks ended Feb. 4, 2012. Net sales were $10.459 billion for the 53-week year ended Feb. 2, 2013, compared to $10.364 billion for the 52 weeks ended Jan. 28, 2012.

Fourth quarter 2011 and 2011 full-year sales included $13.1 million and $702.4 million attributable to the third party apparel sourcing business, which was sold in November 2011.

2013 Outlook
The company currently expects 2013 full-year earnings per share to be between $2.92 and $3.12, including earnings per share between $0.40 and $0.45 in the first quarter.

The company expects to report a February comparable store sales increase in line with its previous guidance for up low single digit comps.

Earnings Call and Additional Information
Limited Brands will conduct its fourth quarter earnings call at 9 a.m. Eastern on Feb. 28. To listen, call 1-866-583-6618 (international dial-in number: 1-937-200-3978). For an audio replay, call 1-866-NEWS-LTD (international replay number: 1-706-902-3452) or log onto www.Limitedbrands.com. Additional fourth quarter and full-year financial information is also available at www.Limitedbrands.com.

ABOUT LIMITED BRANDS:
Limited Brands, through Victoria's Secret, Pink, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 2,619 specialty stores in the United States and its brands are sold in more than 700 company-operated and franchised additional locations world-wide. The company's products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.
Limited Brands b-roll footage of stores is available through our online newsroom.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
Limited Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the fourth quarter earnings call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the fourth quarter earnings call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into international markets and related risks;

•	our independent licensees and franchisees;

•	our direct channel business;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our reliance on foreign sources of production, including risks related to:
•political instability;
•duties, taxes and other charges on imports;
•legal and regulatory matters;
•volatility in currency exchange rates;
•local business practices and political issues;
•potential delays or disruptions in shipping and related pricing impacts;
•the disruption of imports by labor disputes; and
•changing expectations regarding product safety due to new legislation;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the fourth quarter earnings call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2011 Annual Report on Form 10-K.

For further information, please contact:

Limited Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@limitedbrands.com	extcomm@limitedbrands.com

LIMITED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOURTEEN WEEKS ENDED FEBRUARY 2, 2013 AND THIRTEEN WEEKS ENDED JANUARY 28, 2012
(Unaudited)
(In thousands except per share amounts)

	2012	2011
Net Sales	$3,855,583	$3,515,426
Cost of Goods Sold, Buying & Occupancy	(2,139,298)	(1,987,769)
Gross Profit	1,716,285	1,527,657
General, Administrative and Store Operating Expenses	(835,327)	(765,460)
Impairment of Goodwill and Other Intangible Assets	(93,201)	(231,862)
Gain on Divestiture of Third-Party Sourcing Business	—	110,801
Operating Income	787,757	641,136
Interest Expense	(82,254)	(63,487)
Other Income	4,907	2,289

Income Before Income Taxes	710,410	579,938
Provision for Income Taxes	299,014	220,497

Net Income	$411,396	$359,441

Net Income Per Diluted Share	$1.39	$1.17

Weighted Average Shares Outstanding	295,423	306,042

LIMITED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOURTEEN WEEKS ENDED FEBRUARY 2, 2013 AND THIRTEEN WEEKS ENDED JANUARY 28, 2012
(Unaudited)
(In thousands except per share amounts)

	2012			2011

	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net Sales	$3,855,583	$—	$3,855,583	$3,515,426	$—	$3,515,426
Cost of Goods Sold, Buying & Occupancy	(2,139,298)	26,881	(2,112,417)	(1,987,769)	16,985	(1,970,784)
Gross Profit	1,716,285	26,881	1,743,166	1,527,657	16,985	1,544,642
General, Administrative and Store Operating Expenses	(835,327)	—	(835,327)	(765,460)	7,357	(758,103)
Impairment of Goodwill and Other Intangible Assets	(93,201)	93,201	—	(231,862)	231,862	—
Gain on Divestiture of Third-Party Sourcing Business	—	—	—	110,801	(110,801)	—
Operating Income	787,757	120,082	907,839	641,136	145,403	786,539
Interest Expense	(82,254)	—	(82,254)	(63,487)	—	(63,487)
Other Income	4,907	—	4,907	2,289	—	2,289

Income Before Income Taxes	710,410	120,082	830,492	579,938	145,403	725,341
Provision for Income Taxes	299,014	12,247	311,261	220,497	45,636	266,133

Net Income	$411,396	$107,835	$519,231	$359,441	$99,767	$459,208

Net Income Per Diluted Share	$1.39		$1.76	$1.17		$1.50

Weighted Average Shares Outstanding	295,423		295,423	306,042		306,042

See Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results for additional information.

LIMITED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FIFTY-THREE WEEKS ENDED FEBRUARY 2, 2013 AND FIFTY-TWO WEEKS ENDED JANUARY 28, 2012
(Unaudited)
(In thousands except per share amounts)

	2012	2011
Net Sales	$10,458,651	$10,363,998
Cost of Goods Sold, Buying & Occupancy	(6,072,804)	(6,307,237)
Gross Profit	4,385,847	4,056,761
General, Administrative and Store Operating Expenses	(2,719,377)	(2,698,107)
Impairment of Goodwill and Other Intangible Assets	(93,201)	(231,862)
Gain on Divestiture of Third-Party Sourcing Business	—	110,801
Operating Income	1,573,269	1,237,593
Interest Expense	(316,727)	(246,274)
Other Income	23,948	235,157

Income Before Income Taxes	1,280,490	1,226,476
Provision for Income Taxes	527,528	376,394

Net Income	$752,962	$850,082

Net Income Per Diluted Share	$2.54	$2.70

Weighted Average Shares Outstanding	296,769	314,311

LIMITED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FIFTY-THREE WEEKS ENDED FEBRUARY 2, 2013 AND FIFTY-TWO WEEKS ENDED JANUARY 28, 2012
(Unaudited)
(In thousands except per share amounts)

	2012			2011

	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net Sales	$10,458,651	$—	$10,458,651	$10,363,998	$—	$10,363,998
Cost of Goods Sold, Buying & Occupancy	(6,072,804)	40,118	(6,032,686)	(6,307,237)	16,985	(6,290,252)
Gross Profit	4,385,847	40,118	4,425,965	4,056,761	16,985	4,073,746
General, Administrative and Store Operating Expenses	(2,719,377)	800	(2,718,577)	(2,698,107)	170,785	(2,527,322)
Impairment of Goodwill and Other Intangible Assets	(93,201)	93,201	—	(231,862)	231,862	—
Gain on Divestiture of Third-Party Sourcing Business	—	—	—	110,801	(110,801)	—
Operating Income	1,573,269	134,119	1,707,388	1,237,593	308,831	1,546,424
Interest Expense	(316,727)	—	(316,727)	(246,274)	—	(246,274)
Other Income	23,948	(12,745)	11,203	235,157	(233,478)	1,679

Income Before Income Taxes	1,280,490	121,374	1,401,864	1,226,476	75,353	1,301,829
Provision for Income Taxes	527,528	7,659	535,187	376,394	108,092	484,486

Net Income	$752,962	$113,715	$866,677	$850,082	$(32,739)	$817,343

Net Income Per Diluted Share	$2.54		$2.92	$2.70		$2.60

Weighted Average Shares Outstanding	296,769		296,769	314,311		314,311

See Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results for additional information.

LIMITED BRANDS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND
RECONCILIATION OF ADJUSTED RESULTS
(Unaudited)

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:

Fiscal 2012

In the fourth quarter of 2012, adjusted results exclude the following:

•	A $93.2 million pre-tax charge ($91.2 million net of tax) related to the impairment of La Senza goodwill and other intangible assets.

•	A $26.9 million pre-tax charge ($16.6 million net of tax), included in buying and occupancy expenses, related to the impairment of Henri Bendel store fixed assets.

In the third quarter of 2012, adjusted results exclude the following:

•	$10.4 million ($10.4 million net of tax) of store closure costs at La Senza.

•	A $12.7 million pre-tax gain ($8.2 million net of tax), included in other income and expense, from $13.4 million of cash distributions related to the company's Easton investments.

In the second quarter of 2012, adjusted results exclude the following:

•	$3.6 million ($3.6 million net of tax) of store closure costs at La Senza.

In the first quarter of 2012, there were no adjustments to results.

Fiscal 2011

In the fourth quarter of 2011, adjusted results exclude the following:

•	A $231.8 million pre-tax charge ($203.0 million net of tax) related to the impairment of La Senza goodwill and other intangible assets.

•	A $110.8 million pre-tax gain ($99.3 million net of tax) related to the sale of 51% of our third-party sourcing business to Sycamore Partners.

•	$24.3 million ($24.3 million net of tax) of restructuring expenses at La Senza.

•	A $28.4 million tax benefit related to certain discrete income tax matters.

In the third quarter of 2011, adjusted results exclude the following:

•	A $16.7 million tax benefit related to the favorable resolution of certain discrete income tax matters.

In the second quarter of 2011, adjusted results exclude the following:

•
A $147.1 million non-taxable gain, included in other income and expense, and associated pre-tax expense of $113.4 million, included in general, administrative and store operating expenses, associated with our charitable contribution of Express, Inc. common stock to The Limited Brands Foundation.

In the first quarter of 2011, adjusted results exclude the following:

•	An $86.4 million pre-tax gain ($55.6 million net of tax), included in other income and expense, related to the sale of shares of Express, Inc. common stock.

•	A $50.0 million pre-tax expense ($31.2 million net of tax), included in general, administrative and store operating expenses, related to a pledge to The Limited Brands Foundation.

•	An $11.0 million tax benefit primarily related to the favorable resolution of certain discrete income tax matters.

The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company's definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company's historical financial statements and notes thereto contained in the Company's quarterly reports on Form 10-Q and annual report on Form 10-K.